Exhibit 99.1

NEWS RELEASE
Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923
Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Reports Third Quarter 2016 Financial Results

Raises 2016 Guidance

Scottsdale, Ariz. – November 9, 2016 – Magellan Health, Inc. (NASDAQ: MGLN) today reported financial results for the third quarter of 2016, as summarized below. For the quarter ended September 30, 2016, the company reported net revenue of $1.3 billion and net income of $25.5 million, or $1.06 per diluted common share. In addition, the company reported segment profit of $82.8 million, adjusted net income of $33.3 million and adjusted earnings per share (EPS) of $1.39. As of September 30, 2016, the company had unrestricted cash and investments of $233.8 million.

Third Quarter Financial Results*

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Millions, except per share results)	2016	2015	Inc/(Dec)	2016	2015	Inc/(Dec)
Net Revenue	$1,292.1	$1,190.1	8.6%	$3,573.5	$3,328.7	7.4%
Net Income (Loss)	25.5	(7.8)	N/A	42.7	4.1	941.5%
Segment Profit*	82.8	55.3	49.7%	199.6	173.4	15.1%
Adjusted Net Income*	33.3	18.9	76.2%	67.1	58.0	15.7%

Per Share Results:
Earnings (Loss) per Share	1.06	(0.31)	N/A	1.75	0.16	993.8%
Adjusted Earnings per Share*	1.39	$0.76	82.9%	2.76	2.20	25.5%

Variances for the three months ended September 30, 2016 versus September 30, 2015:

•

The increase in net revenue is attributable to new business and same store growth, as well as revenue from the Armed Forces Services Corporation (AFSC) and The Management Group (TMG) acquisitions, partially offset by the loss of revenues associated with terminated contracts.

•

The change in net income between periods is due to the after-tax impact of higher segment profit, and a reduction in contingent consideration expense and stock compensation expense related to acquisitions.

•

The increase in segment profit is primarily due to new business, improved results in our Magellan Complete Care (MCC) business, net same store growth, and the inclusion of AFSC and TMG results in the current quarter, partially offset by the impact of contract terminations. Included in segment profit this quarter is approximately $13 million of net favorable out-of-period items, primarily related to favorable medical claims development in the healthcare segment.

•	The change in adjusted net income between periods was mainly due to the after-tax impact of higher segment profit in the current quarter.

“I am very pleased with this quarter’s results. Over the last several years we’ve built an exceptionally capable senior leadership team, and our results reflect strong execution across all of our business units. We remain focused on delivering strong shareholder value, today and in the future, through both the results we deliver and the positive impact we have on the lives of the individuals we serve,” said Barry M. Smith, chairman and chief executive officer of Magellan Health.

Results and Outlook

“We had strong results this quarter in both our pharmacy and healthcare segments,” said Jonathan N. Rubin, chief financial officer of Magellan.

“We are raising our guidance for full year 2016 to reflect the improved performance of MCC of Florida, favorable claims development and the impact of lower estimated depreciation and amortization expense. We now expect revenue to be in the range of $4.78 to $ 5.02 billion and net income to be $69 to $78 million, which equates to EPS between $2.86 and $3.24 per share. Segment profit is estimated to be in the range of $295 to $305 million. Adjusted net income is expected to be between $101 and $110 million, with adjusted EPS between $4.19 and $4.57. EPS and adjusted EPS are based on average fully diluted shares of 24.1 million. This updated share count reflects share repurchases and option exercises through November 7, 2016, but excludes any potential future activity. In addition, we are revising our

* Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

guidance for cash flow from operations, before the impact of the shift between restricted cash and restricted investments, to a range of $122 to $153 million, mainly due to the increased segment profit projection.

“Looking ahead, as compared to our updated segment profit guidance range for 2016, we currently expect that we will have solid segment profit growth in 2017. Our positive update to 2016 guidance reflects our strong operating performance, as well as successful execution of our growth strategy. This positions us well for next year, and I look forward to further discussing our 2017 guidance and sharing the details for our plan for solid earnings growth during our guidance call later this month.”

Earnings Conference Call

Management will host a conference call at 9:00 a.m. Eastern on Wednesday, November 9, 2016. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Third Quarter 2016 Earnings Call approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan's investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan develops innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve — all within a customer-first culture. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding updated 2016 guidance for revenue, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share and cash flow from operations, 2017 segment profit, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2016. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

###

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016 (1)	2015	2016 (1)
Net revenue:
Managed care and other	$809,249	$751,589	$2,334,139	$2,127,911
PBM and dispensing	380,833	540,543	994,518	1,445,588
Total net revenue	1,190,082	1,292,132	3,328,657	3,573,499

Costs and expenses:
Cost of care	596,323	480,243	1,686,939	1,410,403
Cost of goods sold	360,444	509,673	940,060	1,362,062
Direct service costs and other operating expenses (2)(3)(4)	220,586	229,094	616,491	635,627
Depreciation and amortization	26,721	26,885	75,239	77,472
Interest expense	1,654	3,038	4,933	6,780
Interest income	(631)	(741)	(1,597)	(2,116)
Total costs and expenses	1,205,097	1,248,192	3,322,065	3,490,228
(Loss) income before income taxes	(15,015)	43,940	6,592	83,271
(Benefit) provision for income taxes	(7,254)	18,631	2,866	43,259
Net (loss) income	(7,761)	25,309	3,726	40,012
Less: net income (loss) attributable to non-controlling interest	47	(200)	(397)	(2,692)
Net (loss) income attributable to Magellan Health, Inc	$(7,808)	$25,509	$4,123	$42,704

Weighted average number of common shares outstanding — basic .	24,892	23,052	25,297	23,394
Weighted average number of common shares outstanding — diluted	24,892	24,005	26,372	24,343

Net (loss) income per common share attributable to Magellan Health, Inc. — basic	$(0.31)	$1.11	$0.16	$1.83
Net (loss) income per common share attributable to Magellan Health, Inc. — diluted	$(0.31)	$1.06	$0.16	$1.75

Net (loss) income	$(7,761)	$25,309	$3,726	$40,012
Other comprehensive (loss) income:
Unrealized gains (losses) on available-for-sale securities (5)	53	(127)	29	109
Comprehensive (loss) income	(7,708)	25,182	3,755	40,121
Less: comprehensive income (loss) attributable to non-controlling interest	47	(200)	(397)	(2,692)
Comprehensive (loss) income attributable to Magellan Health, Inc.	$(7,755)	$25,382	$4,152	$42,813

(1)

For a more detailed discussion of Magellan Health's results for the quarterly period ended September 30, 2016, refer to the Company's quarterly report on Form 10-Q, which will be filed with the SEC on, or shortly after, Wednesday, November 9, 2016, and the live broadcast or taped replay of the Company's earnings conference call on Wednesday, November 9, 2016 will be available at MagellanHealth.com.

(2)

Includes stock compensation expense of $12,897 and $9,176 for the three months ended September 30, 2015 and 2016, respectively, and $40,593 and $27,573 for the nine months ended September 30, 2015 and 2016, respectively.

(3)

Includes changes in fair value of contingent consideration of $29,738 and $313 for the three months ended September 30, 2015 and 2016, respectively, and $47,274 and $510 for the nine months ended September 30, 2015 and 2016, respectively.

(4)	Includes impairment of intangible assets of $0 and $4,800 for the three and nine months ended September 30, 2016, respectively.
(5)

Net of income tax provision (benefit) of $27 and $(78) for the three months ended September 30, 2015 and 2016, respectively, and $25 and $68 for the nine months ended September 30, 2015 and 2016, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016 (1)	2015	2016 (1)
Adjusted net income	$18,898	$33,322	$58,004	$67,102
Adjusted for acquisitions starting in 2013
Stock compensation relating to acquisitions	(8,923)	(5,105)	(25,759)	(14,217)
Changes in fair value of contingent consideration	(29,738)	(313)	(47,274)	(510)
Amortization of acquired intangibles	(5,988)	(6,649)	(15,631)	(17,938)
Impairment of intangible assets, net of non-controlling interest	—	—	—	(3,936)
Tax impact	17,943	4,254	34,783	12,203
Net (loss) income attributable to Magellan Health, Inc.	$(7,808)	$25,509	$4,123	$42,704

Adjusted EPS	$0.76	$1.39	$2.20	$2.76
Adjusted for acquisitions starting in 2013
Stock compensation relating to acquisitions	(0.36)	(0.22)	(0.98)	(0.59)
Changes in fair value of contingent consideration	(1.19)	(0.01)	(1.79)	(0.02)
Amortization of acquired intangibles	(0.24)	(0.28)	(0.59)	(0.74)
Impairment of intangible assets, net of non-controlling interest	—	—	—	(0.16)
Tax impact	0.72	0.18	1.32	0.50
Net (loss) income per common share attributable to Magellan Health, Inc.— diluted	$(0.31)	$1.06	$0.16	$1.75

(1)	The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 will be filed with the SEC on, or shortly after, Wednesday, November 9, 2016.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2015	2016 (1)
Cash flows from operating activities:
Net income	$3,726	$40,012
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,239	77,472
Non-cash impairment of intangible assets	—	4,800
Non-cash interest expense	297	385
Non-cash stock compensation expense	40,593	27,573
Non-cash income tax (benefit) provision	(1,018)	2,998
Non-cash amortization on investments	5,106	4,224
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	79,959	78,958
Accounts receivable, net	(41,428)	(31,926)
Pharmaceutical inventory	(5,277)	(10,425)
Other assets	(48,653)	(72,374)
Accounts payable and accrued liabilities	(46,035)	23,342
Medical claims payable and other medical liabilities	59,819	(18,017)
Contingent consideration	59,223	(50,591)
Tax contingencies	(2,290)	(111)
Deferred credits and other long-term liabilities	(1,110)	(5,393)
Other	(26)	(57)
Net cash provided by operating activities	178,125	70,870
Cash flows from investing activities:
Capital expenditures	(54,604)	(44,345)
Acquisitions and investments in businesses, net of cash acquired	(55,818)	(127,504)
Purchase of investments	(391,785)	(365,521)
Maturity of investments	283,619	373,694
Net cash used in investing activities	(218,588)	(163,676)
Cash flows from financing activities:
Proceeds from issuance of debt	—	290,000
Payments to acquire treasury stock	(150,763)	(106,806)
Proceeds from exercise of stock options and warrants	50,074	10,933
Payments on long-term debt and capital lease obligations	(12,665)	(13,569)
Payments on contingent consideration	(8,932)	(40,559)
Tax benefit from exercise of stock options and vesting of stock awards	3,887	528
Other	408	1,274
Net cash (used in) provided by financing activities	(117,991)	141,801
Net (decrease) increase in cash and cash equivalents	(158,454)	48,995
Cash and cash equivalents at beginning of period	255,303	115,432
Cash and cash equivalents at end of period	$96,849	$164,427

(1)	The Company's Quarterly Report on Form 10-Q for the quarterly period September 30, 2016 will be filed with the SEC on, or shortly after, Wednesday, November 9, 2016.
(2)

Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the nine months ended September 30, 2015 and 2016, restricted cash of $93,785 and $(36,823), respectively, was shifted to (from) restricted investments that resulted in an operating cash flow source (use).

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016 (1)	2015	2016 (1)

Healthcare
Managed care and other net revenue	$748,297	$690,572	$2,170,361	$1,947,470
Cost of care	596,323	480,243	1,686,944	1,410,403
Direct service costs and other	108,108	134,587	329,617	367,555
Stock compensation expense (2)	(1,902)	(2,267)	(6,874)	(6,737)
Changes in fair value of contingent consideration (2)	809	(313)	638	(383)
Impairment of intangible assets (2)	—	—	—	(4,800)
Non-controlling interest - segment profit (loss) (3)	75	(189)	(318)	(1,325)
Healthcare segment profit	44,884	78,511	160,354	182,757
Allocated corporate costs (4)	15,473	18,405	47,211	51,019
Healthcare segment profit after corporate allocations	29,411	60,106	113,143	131,738

Pharmacy Management
Managed care and other net revenue	60,978	61,106	163,828	180,658
PBM and dispensing revenue	409,371	570,231	1,077,088	1,535,864
Cost of care	—	—	(5)	—
Cost of goods sold	387,834	538,113	1,019,200	1,448,699
Direct service costs and other	87,611	61,145	208,461	177,878
Stock compensation expense (2)	(9,769)	(5,368)	(29,513)	(16,338)
Changes in fair value of contingent consideration (2)	(30,547)	—	(47,912)	(127)
Pharmacy Management segment profit	35,220	37,447	90,685	106,410
Allocated corporate costs (4)	4,273	5,330	12,694	13,524
Pharmacy Management segment profit after corporate allocations	30,947	32,117	77,991	92,886

Corporate and Other (including eliminations) (5)
Managed care and other net revenue eliminations	(26)	(89)	(50)	(217)
PBM and dispensing revenue eliminations	(28,538)	(29,688)	(82,570)	(90,276)
Cost of care eliminations	—	—	—	—
Cost of goods sold eliminations	(27,390)	(28,440)	(79,140)	(86,637)
Corporate and eliminations	24,867	33,362	78,413	90,194
Stock compensation expense (2)	(1,226)	(1,541)	(4,206)	(4,498)
Non-controlling interest - segment profit (loss) (3)	(28)	(5)	(79)	(16)
Corporate and Other (including eliminations)	(24,787)	(33,153)	(77,608)	(89,536)
Allocated corporate costs (4)	(19,746)	(23,735)	(59,905)	(64,543)
Corporate costs and eliminations after corporate allocations	(5,041)	(9,418)	(17,703)	(24,993)

Consolidated
Managed care and other net revenue	809,249	751,589	2,334,139	2,127,911
PBM and dispensing revenue	380,833	540,543	994,518	1,445,588
Cost of care	596,323	480,243	1,686,939	1,410,403
Cost of goods sold	360,444	509,673	940,060	1,362,062
Direct service costs and other	220,586	229,094	616,491	635,627
Stock compensation expense (2)	(12,897)	(9,176)	(40,593)	(27,573)
Changes in fair value of contingent consideration (2)	(29,738)	(313)	(47,274)	(510)
Impairment of intangible assets (2)	—	—	—	(4,800)
Non-controlling interest - segment profit (loss) (3)	47	(194)	(397)	(1,341)
Consolidated segment profit	$55,317	$82,805	$173,431	$199,631

Reconciliation of segment profit to (loss) income before income taxes:
Segment profit	$55,317	$82,805	$173,431	$199,631
Stock compensation expense	(12,897)	(9,176)	(40,593)	(27,573)
Changes in fair value of contingent consideration	(29,738)	(313)	(47,274)	(510)
Impairment of intangible assets	—	—	—	(4,800)
Non-controlling interest segment profit (loss)	47	(194)	(397)	(1,341)
Depreciation and amortization	(26,721)	(26,885)	(75,239)	(77,472)
Interest expense	(1,654)	(3,038)	(4,933)	(6,780)
Interest and other income	631	741	1,597	2,116
(Loss) income before income taxes	$(15,015)	$43,940	$6,592	$83,271

(1)	The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 will be filed with the SEC on, or shortly after, Wednesday, November 9, 2016.
(2)

Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to the acquisitions, and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(3)	The non-controlling portion of AlphaCare's segment profit (loss) is excluded from the computation of segment profit.
(4)	Effective January 1, 2016, the Company implemented changes related to the allocation of Corporate operational and support functions. These changes were applied retrospectively.
(5)

Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.